Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(714) 796-4271		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS REPORTS

FISCAL 2008 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

Conference Call Scheduled for Thursday, August 14 at 2:00 pm ET / 11:00 am PT

Q3 FY 2008 Highlights Compared to Q3 FY 2007

•                 Revenues rose 122% to $80.9 million from $36.4 million

•                 Operating income up 268% to $4.1 million from $1.1 million

•                 Net loss of $5.5 million, or $0.46 per share, included a one-time $8.3 million non-cash loss on debt extinguishment, $1.9 million non-cash dividend to preferred stockholders, $4.1 million in other one-time and/or unusual costs and expenses and a $4.9 million non-cash gain on interest rate swap arrangements

Los Angeles, CA – August 12, 2008 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which owns and operates four community-based hospitals and manages the medical care of approximately 200,000 individuals enrolled in HMO plans in southern California, today announced financial results for its fiscal 2008 third quarter and nine months ended June 30, 2008.  These results include the operations of the ProMed Entities (“ProMed”), which Prospect acquired on June 1, 2007, and Alta Hospitals System (“Alta”), which Prospect acquired on August 8, 2007.  Results for all periods exclude the Antelope Valley entities, which were sold on August 1, 2008 and have been classified as discontinued operations in the accompanying financial statements.

THIRD QUARTER CONSOLIDATED RESULTS OVERVIEW

Consolidated revenues for the third quarter of fiscal 2008 rose 122% to $80.9 million from $36.4 million in the same period last year.  Higher revenues primarily reflected a $31.4 million contribution from Alta and a $22.6 million contribution from ProMed.

Operating income for the third quarter of fiscal 2008 rose to $4.1 million from $1.1 million in the same period last year, an improvement of 268%.

Interest expense rose to $6.6 million in the fiscal 2008 third quarter from $700,000 in the third quarter of fiscal 2007, due to debt associated with the acquisitions of ProMed and Alta.

During the fiscal 2008 third quarter, modifications made to terms of the Company’s $155 million in debt facilities were, for financial reporting purposes, considered an extinguishment of the existing debt, with the modified debt treated as new debt. All previously capitalized debt issuance costs associated with the original debt were expensed and comprise the majority of the one-time $8.3 million loss on debt extinguishment recorded in the fiscal 2008 third quarter.

Under the modified debt terms, the change in market value of the Company’s interest rate swap arrangements are now reflected in the income statement. This change in market value resulted in a $4.9 million gain during the fiscal 2008 third quarter.

The net loss attributable to common stockholders for the fiscal 2008 third quarter was $5.5 million, or $0.46 per share, compared to net income of $534,000, or $0.06 per share, in the third quarter of fiscal 2007. The net loss attributable to common stockholders for the fiscal 2008 third quarter included the $4.9 million gain in market value of the interest rate swap arrangements, as well as certain costs and expenses not incurred in the third quarter of fiscal 2007, including:

•                  a one-time loss on debt extinguishment of $8.3 million;

•                  a $1.9 million non-cash dividend accrued to holders of preferred stock issued in connection with the Alta transaction.  Upon conversion of the preferred shares into common shares, expected to be approved at the August 13, 2008 Annual Shareholders’ Meeting, the accrued dividends will be cancelled and the liability reclassified to equity;

•                  $1.3 million in one-time severance costs related to Prospect’s obligations under its former CEO’s employment agreement; and

•                  $2.8 million related primarily to outside auditor cost overruns, lender related costs incurred in connection with forbearance and amendment agreements, and expenses associated with completing the Company’s outstanding SEC filings.

EBITDA for the third quarter of 2008 was $0.9 million compared to EBITDA of $2.0 million in the third quarter of 2007.  EBITDA for the 2008 third quarter included the abovementioned one-time and/or unusual costs and expenses.

SEGMENT RESULTS

IPA Management

	Three Months Ended June 30,		Nine Months Ended June 30,
($ in 000s) (unaudited)	2008	2007	2008	2007

Total managed care revenues	$49,448	$36,412	$150,697	$95,586
Total managed care cost of revenues	38,973	29,268	120,448	75,733
Gross margin	10,475	7,144	30,249	19,853

General and administrative	12,903	7,119	34,302	21,351
Depreciation and amortization	1,200	474	3,577	1,200
Total non-medical expenses	14,103	7,593	37,879	22,551

Income from unconsolidated joint venture	955	1,551	2,124	2,315

Operating (loss) income	$(2,673)	$1,102	$(5,506)	$(383)

Higher revenues for the third quarter of fiscal 2008 were due primarily to a three-month revenue contribution of $22.6 million from ProMed as compared to a one-month contribution of $7.6 million in the third quarter of fiscal 2007.

Higher managed care cost of revenue for the fiscal 2008 third quarter was primarily the result of the ProMed acquisition. As a percentage of total managed care revenues, managed care cost of revenues declined to 78.8% in the third quarter of fiscal 2008 from 80.4% in the same period last year.

All costs of Prospect, the Holding Company, are currently included in the IPA Management Segment.

Higher general and administrative (“G&A”) expenses for the fiscal 2008 third quarter was due to the inclusion of ProMed for an additional two months in the current period, together with the $1.3 million severance and $2.8 million in one-time items discussed above, plus additional costs related to Prospect’s current standing as a significantly larger enterprise.

Depreciation and amortization increased primarily as a result of increased amortization of intangible assets related to the acquisitions of ProMed and Alta.

Income from unconsolidated joint venture declined by approximately $600,000 as a result of a lower accrual of risk pool profit share revenue in the current period.

Hospital Services

Prospect’s Hospital Services segment consists of Alta’s four community-based hospitals in southern California.  Prospect acquired Alta in August 2007 and did not have a Hospital Services segment during the third quarter of fiscal 2007.

($ in 000s) (unaudited)	Three Months Ended June 30, 2008	Nine Months Ended June 30, 2008

Net patient revenues	$31,413	$91,096
Operating expenses:
Hospital operating expenses	20,764	59,732
General and administrative	3,220	8,755
Depreciation and amortization	702	2,135
Total operating expenses	24,686	70,622

Operating income	$6,727	$20,474

COMPLETES RENEGOTIATION OF BORROWING ARRANGEMENTS

During the 2008 fiscal third quarter, Prospect successfully completed the renegotiation of its credit agreements, to provide for covenants more favorable to the Company.  Prospect was in full compliance with these covenants at June 30, 2008.

COMPLETES SALE OF ANTELOPE VALLEY OPERATION

Effective August 1, 2008, Prospect completed the sale of the Antelope Valley entities for total proceeds of $8.0 million. Net proceeds, after payment of all associated liabilities and expenses, were approximately $4.2 million and were utilized to pay down debt.  The sale of the Antelope Valley entities allows the Company to further align its operating infrastructure and focus on geographies considered key to its operating strategy.  See Discontinued Operations table below for additional information regarding results of operations for the AV Entities.

AV Entities Results of Operations (Reported as Discontinued Operations)

	Three Months Ended June 30,		Nine Months Ended June 30,
($ in 000s) (unaudited)	2008	2007	2008	2007

Managed care revenues	$4,595	$4,340	$13,267	$13,321
Operating expenses:
Managed care cost of revenues	2,441	2,623	8,186	8,364
General and administrative	1,709	1,447	5,024	4,375
Depreciation and amortization	7	26	44	83
Total operating expenses	4,157	4,096	13,254	12,822
Operating income	438	244	13	499
Other expense	115	54	300	108
Income (loss) before income taxes	323	190	(287)	391
Provision for income taxes	135	65	(84)	146
Income (loss) from discontinued operations	$188	$125	$(203)	$245

USE OF EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Prospect’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the three- and nine-month periods ended June 30, 2008 and 2007 are included in the financial information provided as part of this release.

CONFERENCE CALL

Management will host a conference call on Thursday, August 14, 2008 at 2:00 pm ET / 11 am PT to discuss these results.  Interested parties may participate in the call by dialing (866) 267-2584 (Domestic) or (706) 634-4739 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Prospect Medical conference call.  The conference call will be broadcast live over the Internet at http://investor.shareholder.com/media/eventdetail.cfm?eventid=58279&CompanyID=PROSPECT&e=1&mediaKey=FD1088B6F9BDB79FFAEA6E426404E661.  To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 30 days.

ABOUT PROSPECT MEDICAL HOLDINGS

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of approximately 14,000 specialist and primary care physicians.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on June 2, 2008 and its Form 10-Q filed on August 12, 2008, as well as risks and uncertainties arising from Prospect’s acquisition of Alta and ProMed, and the debt incurred by Prospect in connection with those acquisitions.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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Prospect Medical Holdings, Inc.

Condensed Consolidated Statements of Operations

($ in 000s, except per share data)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007
Revenues:
Managed care revenues	$49,448	$36,412	$150,697	$95,586
Net patient revenues	31,413	—	91,096	—
Total Revenues	80,861	36,412	241,793	95,586

Operating expenses:
Managed care cost of revenues	38,973	29,268	120,448	75,733
Hospital operating expenses	20,764	—	59,732	—
General and administrative	16,123	7,119	43,058	21,350
Depreciation and amortization	1,902	474	5,712	1,200
Total operating expenses	77,762	36,861	228,950	98,283

Operating income from unconsolidated joint venture	955	1,551	2,124	2,315
Operating income (loss)	4,054	1,102	14,967	(382)
Other (income) expense:
Investment income	(80)	(330)	(523)	(793)
Interest expense and amortization of deferred financing costs	6,562	700	16,055	1,147
Gain in value of interest rate swap arrangements	(4,948)	—	(4,071)	—
Loss on debt extinguishment	8,308	—	8,308	—
Total other expense, net	9,842	370	19,769	354

Income (loss) before income taxes	(5,788)	732	(4,802)	(736)
Provision (benefit) for income taxes	(2,084)	318	(1,728)	(275)
Income (loss) before minority interest	(3,704)	414	(3,074)	(461)
Minority interest	3	5	11	7
Income (loss) from continuing operations	(3,707)	409	(3,085)	(468)
Income (loss) from discontinued operations, net of tax	188	125	(203)	244
Net income (loss) before preferred dividend	(3,519)	534	(3,288)	(224)
Dividend to preferred stockholders	(1,933)	—	(5,798)	—

Net income (loss) attributable to common stockholders	$(5,452)	$534	$(9,086)	$(224)

Per share data:
Basic
Continuing operations	$(0.48)	$0.05	$(0. 75)	$(0.06)
Discontinued operations	$0.02	$0.01	$(0.02)	$0.03
Net Income (loss) attributable to common stockholders	$(0.46)	$0.06	$(0.77)	$(0.03)

Diluted
Continuing operations	$(0.48)	$0.05	$(0.75)	$(0.06)
Discontinued operations	$0.02	$0.01	$(0.02)	$0.03
Net Income (loss) attributable to common stockholders	$(0.46)	$0.06	$(0.77)	$(0.03)

Weighted average shares outstanding
Basic	11,783	8,395	11,759	7,786
Diluted	11,783	9,019	11,759	7,786

Prospect Medical Holdings, Inc.

Condensed Consolidated Balance Sheets

($ in 000s)

	June 30,	September 30,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,442	$21,599
Investments, primarily restricted certificates of deposit	637	637
Patient accounts receivable, net of allowance for doubtful accounts of $4,670 and $4,447 at June 30, 2008 and September 30, 2007	18,559	15,840
Government program receivables	1,509	4,274
Risk pool receivables	350	179
Other receivables	1,700	2,111
Third party settlement	89	—
Notes receivable current portion	238	59
Refundable income taxes	1,793	5,041
Deferred income taxes, net	3,395	3,395
Prepaid expenses and other current assets	4,586	3,764
Current assets – discontinued operations	700	789
Total current assets	59,998	57,688

Property, improvements and equipment:
Land and land improvements	18,499	18,452
Buildings	22,507	22,233
Leasehold improvements	1,714	1,418
Equipment	10,345	9,494
Furniture and fixtures	919	958
	53,984	52,555
Less accumulated depreciation and amortization	(6,896)	(4,412)
Property, improvements and equipment, net	47,088	48,143
Notes receivables, long term portion	239	490
Deposits and other assets	864	776
Deferred financing costs	581	7,431
Goodwill	129,254	129,122
Other intangible assets, net	48,802	51,989
Total assets	$286,826	$295,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued medical claims and other health care costs payable	$20,635	$21,406
Accounts payable and other accrued liabilities	13,973	14,424
Third-party settlements	—	1,034
Accrued salaries, wages and benefits	8,874	6,579
Current portion of capital leases	317	356
Current portion of long-term debt	12,100	8,000
Other current liabilities	7,534	1,251
Current liabilities – discontinued operations	2,423	2,232
Total current liabilities	65,856	55,282
Long-term debt, less current portion	136,867	138,750
Deferred income taxes	20,468	28,669
Malpractice reserve	644	645
Capital leases, net of current portion	557	644
Interest rate swap liability	5,496	1,934
Other long-term liabilities	100	100
Total liabilities	229,988	226,024
Minority interest	91	79
Total shareholders’ equity	56,747	69,536
Total liabilities and shareholders’ equity	$286,826	$295,639

EBITDA Reconciliation

(Unaudited)

A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands)	2008	2007	2008	2007

Net (loss) income (1)	$(5,452)	$534	$(9,086)	$(224)
Interest expense, net	6,562	700	16,055	1,147
Provision (benefit) for income taxes	(2,084)	317	(1,728)	(275)
Depreciation and amortization	1,904	474	5,712	1,200

EBITDA	$930	$2,025	$10,953	$1,848

(1)          Net loss for the third quarter of 2008 includes the unusual and/or one-time items listed at page 2 of this press release, totaling approximately $9.4 million. These items totaled approximately $18.1 million for the nine months ended June 30, 2008.